    As filed with the Securities and Exchange Commission on September 18, 2002

                                                 Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             DRS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                      -----------------------------------

               DELAWARE                                      132632319
(State or Other Jurisdiction of Incorporation or          (I.R.S. Employer
              Organization)                              Identification No.)

                      -----------------------------------

                                  5 SYLVAN WAY
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 898-1500
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

                      -----------------------------------

                    DRS TECHNOLOGIES, INC. 1996 OMNIBUS PLAN
                              (Full Title of Plan)

                      -----------------------------------

                            NINA LASERSON DUNN, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             DRS TECHNOLOGIES, INC.
                                  5 SYLVAN WAY
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 898-1500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                      -----------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ----------------------- ----------------------- ----------------------- ----------------------
 Title of Securities to        Amount to be          Proposed Maximum        Proposed Maximum           Amount of
     be Registered          Registered (1) (2)      Offering Price per      Aggregate Offering    Registration Fee (5)
                                                      Share (3) (4)             Price (4)
------------------------- ----------------------- ----------------------- ----------------------- ----------------------
Common Stock, par value         1,500,000                $37.805              $56,707,500.00          $5,217.09
     $.01 per share
------------------------- ----------------------- ----------------------- ----------------------- ----------------------


(1) Plus such additional number of shares of the Registrant's Common Stock as may be issuable pursuant to the antidilution provisions of the Registrant's 1996 Omnibus Plan.

(2) On May 17, 2002, the Registrant's Board of Directors resolved to increase by 1,500,000 the shares of the Registrant's Common Stock available for issuance pursuant to the Registrant's 1996 Omnibus Plan. Registration Statements on Form S-8 with respect to 500,000 and 1,875,000 of such shares of the Registrant's Common Stock were previously filed (Registration Nos. 333-14487 and 333-83700, respectively). Such amendment to the

Registrant's 1996 Omnibus Plan was approved by the Registrant's stockholders at the August 8, 2002 Annual Meeting of Stockholders.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of the Registrant's Common Stock on the New York Stock Exchange on September 11, 2002, which date is within five business days of the filing of this Registration Statement.

(4)  Estimated solely for the purpose of calculating the registration fee.

(5) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: .000092 of $56,707,500.00, the proposed maximum aggregate offering price.

================================================================================

       Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statements on Form S-8 (Registration Nos. 333-14487 and 333-83700) relating to the 1996 Omnibus Plan of DRS Technologies, Inc. (formerly named Diagnostic/Retrieval Systems, Inc.) (the "Registrant"), and the contents of such Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a)      the Registrant's Annual Report on Form 10-K for the year ended March
         31, 2002.

(b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

(c) the Registrant's Current Reports on Form 8-K filed on May 22, 2002 and July 30, 2002.

(d) The description of the common stock, par value $.01 per share, of the Registrant (the "Common Stock") set forth as Item 1 under the caption "Description of the Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A filed pursuant to
         Section 12(b) of the Exchange Act on March 21, 1996, as amended by Amendment No. 1 thereto, dated March 27, 1996, filed on March 28, 1996 and declared effective by the Commission on April 1, 1996, and any amendments or reports filed for the purpose of updating such description.

       All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of the Common Stock offered hereby have been sold or which deregisters such shares of the Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8. EXHIBITS.

      The exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey, on September 18, 2002.

Date:                                 DRS TECHNOLOGIES, INC.

September 18, 2002                    By: /s/ Mark S. Newman
                                         ----------------------------------
                                      Mark S. Newman
                                      Chairman of the Board,
                                      President and
                                      Chief Executive Officer

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Newman and Nina L. Dunn, jointly and severally, his true and lawful attorneys-in-fact, each with the full power of substitution and resubstitution, for them in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


           SIGNATURE                                 TITLE                                      DATE
           ---------                                 -----                                      ----



/s/ Mark S. Newman                          Chairman of the Board                         September 18, 2002
------------------------                    of Directors, President,
Mark S. Newman                              Chief Executive Officer and Director



/s/ Richard A. Schneider                    Executive Vice President,                     September 18, 2002
------------------------                    Chief Financial Officer and Treasurer
Richard A. Schneider



/s/ Ira Albom                               Director                                      September 18, 2002
------------------------
Ira Albom



/s/ Donald C. Fraser                        Director                                      September 18, 2002
------------------------
Donald C. Fraser


                                      II-3



/s/ William F. Heitmann                   Director                                      September 18, 2002
------------------------
William F. Heitmann



/s/ Steven S. Honigman                    Director                                      September 18, 2002
------------------------
Steven S. Honigman



/s/ C. Shelton James                      Director                                      September 18, 2002
------------------------
C. Shelton James



/s/ Mark N. Kaplan                        Director                                      September 18, 2002
------------------------
Mark N. Kaplan



/s/ Stuart F. Platt                       Director                                      September 18, 2002
------------------------
Stuart F. Platt



/s/ Dennis J. Reimer                      Director                                      September 18, 2002
------------------------
Dennis J. Reimer



/s/ Eric J. Rosen                         Director                                      September 18, 2002
------------------------
Eric J. Rosen

                                      II-4

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

4.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed August 9, 2001 in the office of the Secretary of State of Delaware (incorporated by reference to Exhibit
       3.9 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed August 8, 1997 in the office of the Secretary of State of Delaware (incorporated by reference to Exhibit
       4.1 to the Registrant's Registration Statement on Form S-4, Registration No. 333-69751).

4.3 Amended and Restated Certificate of Incorporation of the Registrant, as filed April 1, 1996 in the office of the Secretary of State of Delaware (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form 8-A, Registration No. 33-64641, Post-Effective Amendment No. 1).

4.4 Amendment to the By-Laws of the Registrant, as adopted by resolution of the Registrant's stockholders on August 9, 2000 (incorporated by reference to Exhibit 4.3 to Post-Effective Amendment No. 2 on Form S-3 to the Registrant's Registration Statement on Form S-4, Registration No. 333-69751).

4.5 Amended and Restated By-Laws of the Registrant, as of April 1, 1996 (incorporated by reference to Exhibit 3.8 to the Registrant's Registration Statement on Form 8-A, Registration No. 33-64641, Post-Effective Amendment No. 1).

4.6 Form of Certificate of the Registrant's Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.11 to the Registrant's Registration Statement on Form S-8, Registration No. 333-14487).

5.1 Opinion of Nina Laserson Dunn, Esq., regarding legality of the securities being registered.

23.1   Consent of KPMG LLP.

23.2   Consent of Nina Laserson Dunn, Esq. (included in the opinion filed as
       Exhibit 5.1 hereto).

24.1 Powers of Attorney of the directors and certain officers of the Registrant (included in the signature pages to this Registration Statement).

99.1 1996 Omnibus Plan (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8, Registration No. 333-14487).

99.2   1996 Omnibus Plan, as amended in August 2002.

99.3 Form of stock option agreement relating to options granted under the 1996 Omnibus Plan (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-8, Registration No. 333-14487).